CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of all references to our firm included in or made a part of this Post-Effective Amendment No. 14 (’33 Act) and Amendment No. 19 (’40 Act) to Santa Barbara Group of Mutual Funds’ Registration Statement on Form N-1A (file No. 033-56546 and 811-07414), including the references to our firm under the heading “Financial Highlights” in the Prospectus.

McCurdy and Associates CPA’s, Inc.

Westlake, Ohio

May 24, 2004